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                                                                   EXHIBIT 10.42

                          SECURITIES PURCHASE AGREEMENT

                          DATED AS OF FEBRUARY 10, 2003

                                      AMONG

                               LPA HOLDING CORP.,

                               LPA INVESTMENT LLC

                                       AND

                        THE OTHER PURCHASERS NAMED HEREIN
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                                                 SECURITIES PURCHASE AGREEMENT
                                    dated as of February 10, 2003 (this
                                    "Agreement"), among LPA HOLDING CORP., a
                                    Delaware corporation (the "Corporation"),
                                    LPA INVESTMENT LLC, a Delaware limited
                                    liability company ("LPA Investment"), and the parties signatory hereto, if any, from time to time (each, an "Other Purchaser"). Each Other Purchaser and LPA Investment are collectively referred to as the "Purchasers."

         WHEREAS, the Corporation desires to issue and sell to the Purchasers, and the Purchasers desire to purchase (subject to the conditions set forth herein) from the Corporation, (a) shares of Series B Convertible Redeemable Participating Preferred Stock of the Corporation, $0.01 par value ("Series B Preferred Stock"), with the designations, preferences and rights set forth in the Certificate of Designations; and (b) warrants to purchase shares of Class A Common Stock, $0.01 par value, of the Corporation ("Class A Common Stock"), in the form attached hereto as Exhibit A (the "New Warrants").

         WHEREAS, the Corporation shall use the proceeds, if any, from each Closing for general working capital purposes.

         NOW THEREFORE, in consideration of the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the Corporation and the Purchasers hereby agree as set forth below.

                                   ARTICLE I

                        FILING; ISSUANCE AND RESERVATION;
                             SALE OF THE SECURITIES

1.1      FILING OF AMENDMENTS TO FUNDAMENTAL DOCUMENTS.

         Immediately prior to the execution and delivery of this Agreement, the Corporation shall have filed with the Secretary of State of the State of Delaware (a) a Certificate of Amendment with respect to the Corporation's Certificate of Incorporation, in the form attached hereto as Exhibit B (the "Certificate of Amendment to COI"); and (b) a Certificate of Amendment with respect to the Certificate of Designations, in the form attached hereto as Exhibit C (the "Certificate of Amendment to COD").

1.2      AUTHORIZATION OF ISSUANCE AND SALE OF SECURITIES AND RESERVATION OF
SHARES.

         Subject to the terms and conditions hereof, the Corporation has authorized (a) the issuance and sale to the Purchasers of an aggregate amount of up to 6,669,734 shares of Series B Preferred Stock (the "Maximum Shortfall Share Amount"); (b) the issuance to the Purchasers of
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the New Warrants; (c) the reservation of 6,669,734 shares of Series B Preferred
Stock for issuance upon the Closings; and (d) the reservation of 8,362,157 shares of Class A Common Stock for issuance upon (i) conversion of the shares of Series B Preferred Stock, if any, to be issued hereunder and (ii) the exercise of the New Warrants ((i) and (ii), collectively, the "Reserved Shares").

1.3      DELIVERY OF PREEMPTIVE NOTICES TO OTHER STOCKHOLDERS.

         Promptly following the date hereof, the Corporation shall deliver the Preemptive Notice to each of its stockholders (other than LPA Investment) (each, an "Other Stockholder"). Each Other Stockholder shall have until twenty days from the delivery thereof (such date, the "Preemptive Rights Expiration Date") to exercise its respective preemptive rights described therein in accordance with the terms of the Preemptive Notice. Each Other Shareholder exercising its respective preemptive rights in accordance with the terms of the Preemptive Notice shall be designated an "Other Purchaser."

1.4      COMMITMENT TO PURCHASE SERIES B PREFERRED STOCK.

         (a) Subject only to the terms and conditions hereof, each Purchaser hereby commits, severally and not jointly, to purchase up to its respective Proportional Percentage of the Maximum Shortfall Share Amount (with respect to each Purchaser, such Purchaser's "Maximum Share Amount"). If a Shortfall exists on the last day of the applicable Period, the Corporation shall as soon as practicable following the completion of its financial statements for the applicable Period, but in no event later than five Business Days prior to the applicable Settlement Date, notify each Purchaser of the Shortfall which existed during the applicable Period and the number of shares of Series B Preferred Stock required to be issued by the Corporation and purchased by the Purchasers on the applicable Settlement Date (the aggregate shares of Series B Preferred Stock to be purchased on such Settlement Date, the "Shortfall Shares"). On each Settlement Date on which Shortfall Shares are required to be issued and purchased, the Corporation shall issue to each Purchaser, and each Purchaser shall purchase from the Corporation, such Purchaser's Proportional Percentage of Shortfall Shares. The number of Shortfall Shares to be issued by the Corporation and collectively purchased by the Purchasers on a particular Settlement Date shall equal the quotient obtained by dividing (x) the Shortfall, if any, on the last day of the most recently ended Period by (y) 2.174. If the foregoing calculation results in negative number, no Purchaser shall be required to purchase Shortfall Shares with respect to such Period.

         (b) Upon no less than five Business Days' prior written notice to the Corporation and the Purchasers (the "Advance Purchase Notice"), the Requisite Purchasers may from time to time require the Corporation to issue and sell to each Purchaser, and each Purchaser to purchase from the Corporation, shares of Series B Preferred Stock in advance of any Settlement Date (the "Advance Purchase Shares"). On the date set forth in the Advance Purchase Notice, the Corporation shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Corporation, its Proportional Percentage of the aggregate Advance Purchase Shares set forth in the Advance Purchase Notice.

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         (c) Notwithstanding anything to the contrary contained herein, at no time shall any Purchaser be required to purchase any Shortfall Shares or Advance Purchase Shares hereunder in excess of such Purchaser's Maximum Share Amount less the aggregate number of Shortfall Shares and Advance Purchase Shares, if any, previously purchased by such Purchaser hereunder.

         (d) As used in this Section 1.4, the following terms have the meanings below:

                  "Period" means the Corporation's fiscal quarter ending nearest to March 31, 2003 and each fiscal quarter ending thereafter until May 11, 2006.

                  "Proportional Percentage" means (a) with respect to any Other Purchaser, the quotient obtained by dividing (x) the number of shares of Series B Preferred Stock which such Other Purchaser commits to purchase pursuant to the terms of the Preemptive Notice executed by such Other Purchaser (which shall not be greater than such Other Purchaser's Common Stock Percentage (as defined in the Stockholders Agreement) as of the date hereof) by (y) the Maximum Shortfall Share Amount; and (b) with respect to LPA Investment 100% less the aggregate of the Other Purchasers' Proportional Percentages as calculated in the immediately preceding clause (a). In the event that a Purchaser is required to purchase Shortfall Shares or Advance Purchase Shares and such Purchaser (a "Defaulting Purchaser") fails to purchase its respective Proportional Percentage of such Shortfall Shares or Advance Purchase Shares at the applicable Closing, the Proportional Percentage of each other Purchaser shall be increased by the amount of such Defaulting Purchaser's Proportional Percentage multiplied by a fraction equal to (x) the amount of such other Purchasers' Proportional Percentage, divided by (y) the aggregate Proportionate Percentage of all Purchasers who are not Defaulting Purchasers.

                  "Settlement Date" means, with respect to each Period, the date that is ten Business Days following the date that the Corporation is required to deliver to the Lenders the financial information described in Sections 5.01(a) or (b), as applicable, of the Credit Agreement. If the Lenders extend the deadline for delivery of such financial information at any time, the Settlement Date for such Period shall be similarly extended for an equal amount of time.

                  "Shortfall" means, to the extent that the Corporation was not in compliance with Section 6.14 of the Credit Agreement as of the last day of the applicable Period, the amount which if added to Consolidated EBITDAR for such Period would have satisfied the covenant set forth in Section 6.14 as of the last day of such Period.

1.5      ISSUANCE OF WARRANTS.

         (a) In consideration of the obligations of each Purchaser hereunder (including each Purchaser's obligation to purchase Shortfall Shares and Advance Purchase Shares pursuant to Section 1.4) the Corporation shall issue and deliver to each Purchaser a number of New Warrants equal to the product of (x) the New Warrant Number and (y) such Purchaser's Proportional Percentage.

         (b) All New Warrants issued hereunder shall be issued free and clear of any liens, claims, charges and encumbrances whatsoever and with no restrictions on the voting rights of any securities to be issued upon exercise thereof (in each case other than pursuant to the

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Transaction Documents and the Related Documents) or any other incidents of record and beneficial ownership pertaining thereto.

1.6      ISSUANCE OF SHORTFALL SHARES, ADVANCE PURCHASE SHARES AND CONVERSION
SHARES.

         (a) All Shortfall Shares and Advance Purchase Shares issued at each Closing, and all Conversion Shares when issued, shall be validly issued, fully paid and non-assessable and shall be issued (i) free and clear of any liens, claims, charges and encumbrances whatsoever and with no restrictions on the voting rights thereof (in each case other than pursuant to the Transaction Documents and the Related Documents) or any other incidents of record and beneficial ownership pertaining thereto and (ii) against receipt by the Corporation from such Purchaser of an amount of immediately available funds equal to the product of (x) $2.174 and (y) the number of Shortfall Shares or Advance Purchase Shares, as applicable, being purchased by such Purchaser at such Closing.

         (b) Any payments made by any Purchaser pursuant to this Section 1.6 shall be to an account designated by the Corporation prior to the applicable Closing.

1.7      CLOSING PRIOR TO THE PREEMPTIVE RIGHTS EXPIRATION DATE.

         If any Shortfall Shares or Advance Purchase Shares are required to be issued prior to the Preemptive Rights Expiration Date and any Other Stockholder who is not an "Other Purchaser" prior to the date of Closing of such issuance subsequently becomes an "Other Purchaser" hereunder, the number of Series B Preferred Stock (whether Shortfall Shares, Advance Purchase Shares or both) to be purchased by each Purchaser at the first Closing after the Preemptive Rights Expiration Date (the "Post Preemptive Rights Expiration Date Closing") shall be calculated so that following the Post Preemptive Rights Expiration Date Closing each Purchaser shall have purchased its respective Proportional Percentage (calculated immediately following the Post Preemptive Rights Expiration Date Closing) of all Series B Preferred Stock issued hereunder as of such date. The Corporation shall, in good faith, calculate the number of Series B Preferred Stock to be purchased by each Purchaser at the Post Preemptive Rights Expiration Date Closing pursuant to the foregoing.

1.8      TERMINATION OF COMMITMENTS.

         The obligations of each Purchaser hereunder shall automatically terminate without further action from any party hereto on the earlier of (a) the date such Purchaser purchases an aggregate amount of shares of Series B Preferred Stock hereunder equal to its Maximum Share Amount; (b) the date the obligations (other than contingent obligations and liabilities) of the Corporation under the Credit Agreement are terminated; and (c) such other time that the Lenders agree in writing to release the Purchasers from their respective obligations hereunder.

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                                   ARTICLE II

                                    CLOSINGS

2.1      CLOSINGS.

                  (a) On the date hereof, the Corporation shall deliver to LPA
Investment:

                           (i) a warrant certificate registered in the name of LPA Investment, representing the number of New Warrants equal to the product of (x) the New Warrant Number and (y) 96.2%;

                           (ii) a certificate of the secretary of the Corporation dated as of the date hereof, certifying (A) that true and complete copies of the Corporation's Fundamental Documents, including certified copies of the Certificate of Amendment to the COI and Certificate of Amendment to the COD, as in effect on the date hereof, are attached to such certificate; (B) as to the incumbency and genuineness of the signatures of each officer of the Corporation executing any of the Transaction Documents; and (C) the genuineness of the resolutions of the Board of Directors of the Corporation authorizing the execution, delivery and performance of the Transaction Documents to which the Corporation is a party and the consummation of the transactions contemplated thereby; and

                           (iii) a certificate of "good standing" for the Corporation and each of its Subsidiaries from the Secretary of State of the state of formation of the Corporation or such Subsidiary, dated not more than ten Business Days prior to the date hereof.

         (b) On or prior to the date that is five Business Days after the Preemptive Rights Expiration Date, the Corporation shall deliver

                           (i) to each Other Purchaser, if any, a warrant certificate registered in the name of such Other Purchaser representing a number of New Warrants equal to the product of (x) the New Warrant Number and (y) such Other Purchaser's Proportional Percentage;

                           (ii) to LPA Investment, a warrant certificate registered in the name LPA Investment representing a number of New Warrants equal to the New Warrant Number less the number of New Warrants issued to LPA Investment pursuant to Section 2.1(a)(i) less the aggregate number of New Warrants issued to each Other Purchaser pursuant to Section 2.1(b)(i); and

                           (iii) if requested by any Other Purchaser, copies of the certificates issued pursuant to Section 2.1(a)(ii) and Section 2.1(a)(iii) above.

                  (c) At each closing of the sale and purchase of Shortfall Shares and Advance Purchase Shares (each, a "Closing"), the Corporation shall deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser, representing, in the aggregate, the number of Shortfall Shares or Advance Purchase Shares, as applicable, purchased by such

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Purchaser, and each Purchaser shall deliver to the Corporation the purchase price for the Shortfall Shares or Advance Purchase Shares, as applicable, being purchased by such Purchaser hereunder.

2.2      DEFAULTING PURCHASERS.

                  (a) In the event that a Defaulting Purchaser fails to purchase its respective Proportional Percentage of such Shortfall Shares or Advance Purchase Shares at the applicable Closing, in addition to any other rights that the Corporation may have at law or equity, the Corporation may elect to exercise any or all of the following remedies, which shall be automatically effective, without consideration, upon delivery of a Default Notice:

                           (i) the Defaulting Purchaser shall agree to vote all shares of Series B Preferred Stock and all shares of Common Stock held by such Defaulting Purchaser in the same proportion as the other holders of Series B Preferred Stock and Common Stock, respectively, vote such shares and hereby grants an irrevocable proxy to the Corporation to vote such shares in such manner at any meeting of stockholders or by any action by written consent of stockholders (it being understood that such irrevocable proxy is coupled with an interest);

                           (ii) the Defaulting Purchaser shall forfeit all New Warrants held by such Defaulting Purchaser and/or the securities issued or issuable upon the exercise thereof;

                           (iii) the Defaulting Purchaser shall forfeit all shares of Class A Common Stock issued or issuable upon conversion of the Series B Preferred Stock held by such Defaulting Purchaser to the extent that such shares have been issued as a result of the anti-dilution provisions set forth in Section 6(d) of the Certificate of Designations;

                           (iv) the Defaulting Purchaser, automatically at the election of the Corporation (as indicated in the Default Notice) shall either (A) forfeit all shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock held by such Purchaser or (B) convert all shares of Series B Preferred Stock held by such Defaulting Purchaser into shares of Class A Common Stock; and/or

                           (v) the Defaulting Purchaser shall forfeit the right to receive any amounts in respect of each share of Series B Preferred Stock held by such Defaulting Purchaser on the occurrence of a Liquidity Event (as defined in the Certificate of Designations) in excess of $2.174.

                  (b) If the Corporation elects to exercise any of its rights under Section 2.2(a), it shall deliver a written notice (the "Default Notice") to the Defaulting Purchaser within 120 days after the date of the applicable Closing, which shall specify which of the foregoing remedies the Corporation elects to exercise. Upon delivery of the Default Notice, the Corporation shall be authorized to cancel on its books the New Warrants, stock certificates(s) or other documents or instruments representing any securities forfeited pursuant to
Section 2.2(a), record on its books the conversion of any shares of Series B Preferred Stock pursuant to Section 2.2(a) and/or vote any shares of Series B Preferred Stock and/or Common Stock pursuant to the proxy granted pursuant to
Section 2.2(a). Each Purchaser (including all Defaulting Purchasers) hereby agrees

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to take all actions requested by the Corporation to give effect to the provisions of Section 2.2(a), including, but not limited to, executing any documents or instruments and approving amendments to the Fundamental Documents of the Corporation.

                  (c) Without the requirement to deliver a Default Notice, no Defaulting Purchaser shall have the right to participate in any future Closing and, if notified by the Corporation from time to time, such Defaulting Purchaser's Proportional Percentage shall equal zero.

                  (d) Notwithstanding anything to the contrary set forth in this Agreement, if none of the Other Stockholders execute and deliver this Agreement prior to the Preemptive Rights Expiration Date, Sections 2.2(a), 2.2(b), and 2.2(c) shall be null and void and without effect.

                  (e) If the Corporation fails to take any action to enforce the obligations of the Purchasers set forth in Section 1.4 within 10 days after the date that such obligations are due, the Administrative Agent under the Credit Agreement (acting for the Lenders under the Credit Agreement) shall have the right to enforce, on behalf of and for the sole benefit of the Corporation, any rights the Corporation may have against the Purchasers for failure to satisfy such obligations. The Administrative Agent shall notify the Corporation in writing 10 days prior to undertaking any action hereunder.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

                  As a material inducement to the Purchasers to enter into and perform their respective obligations under this Agreement, the Corporation represents and warrants to each Purchaser on the date hereof and at each Closing as set forth below.

3.1      ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER.

         Each of the Corporation and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, has all requisite power to own, lease and operate its Assets and to carry on its business as presently being conducted, and is qualified to do business and in good standing in every jurisdiction in which the failure to so qualify or be in good standing, individually or in the aggregate, could have a Material Adverse Effect on the Corporation and its Subsidiaries taken as a whole, as applicable. Each of the Corporation and its Subsidiaries has delivered to each Purchaser true and complete copies of its Fundamental Documents as amended and in effect on the date hereof.

3.2      AUTHORIZATION.

                  (a) The Corporation has all requisite power and authority to execute and deliver each Transaction Document to which it is a party and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of each such Transaction Document and all related transactions and to perform its obligations under each such Transaction Document. Each Transaction Document to which the Corporation is a party has been duly authorized by all necessary action (corporate or otherwise) on the part of the Corporation, and each Transaction Document to which the Corporation is a party has been duly executed and

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delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation enforceable in accordance with its terms and conditions.

                  (b) The authorization, issuance, sale and delivery of the Shortfall Shares, the Advance Purchase Shares and the New Warrants pursuant to the terms hereof and the reservation of the Reserved Shares have been duly authorized by all requisite action of the Corporation's Board of Directors and stockholders. As of the respective time of issuance of the New Warrants, the Shortfall Shares, the Advance Purchase Shares, and the Conversion Shares, such Securities will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof and other incidents of record and beneficial ownership pertaining thereto, in each case other than pursuant to the Transaction Documents and the Related Documents.

3.3      NON-CONTRAVENTION.

         The execution, delivery and performance by the Corporation of the Transaction Documents, the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Shortfall Shares, the Advance Purchase Shares and the New Warrants, have not and shall not, and the issuance and delivery of the Conversion Shares shall not, (a) violate any Law to which the Corporation, its Subsidiaries or any of their respective Assets is subject, (b) violate any provision of the Fundamental Documents of the Corporation or any of its Subsidiaries, (c) except with respect to stockholder approvals and certain provisions of the Credit Agreement for which waivers (the "Credit Waivers") shall have been obtained by the Corporation on or prior to the date hereof, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract to which the Corporation or any of its Subsidiaries is a party or by which any of the Assets of the Corporation or any of its Subsidiaries is bound or (d) result in the imposition of any Lien upon any of the Assets of the Corporation or any of its Subsidiaries. Other than state blue sky securities filings, the Credit Waivers, and stockholder approvals, neither the Corporation nor any of its Subsidiaries has been or is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity or any other Person for the valid authorization, reservation, issuance and delivery of the Shortfall Shares, the Advance Purchase Shares, the New Warrants or any other Transaction Documents, for the valid authorization, issuance and delivery of the Conversion Shares, or the valid authorization and reservation of the Reserved Shares.

3.4      CAPITALIZATION OF THE CORPORATION AND ITS SUBSIDIARIES.

                  (a) On the date hereof, after giving effect to the Certificate of Amendment to the COI and Certificate of Amendment to the COD, the authorized capital stock of the Corporation consists of:

                           (i) a number of shares of Preferred Stock, $0.01 par value (the "Preferred Stock") as follows: (A) 45,000 shares designated as Series A Redeemable Preferred Stock, all of which will be issued and outstanding, fully paid and nonassessable, with no

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         liability attaching to the ownership thereof; and (B) 13,600,000 shares designated as Series B Preferred Stock of which 6,899,725 will be issued and outstanding, fully paid and nonassessable, with no liability attaching to the ownership thereof and the remainder of which will be reserved for issuance in accordance with the terms hereof; and,

                           (ii) 17,500,000 shares of Common Stock, $0.01 par value (the "Common Stock"), consisting of (A) 17,480,000 shares of Class A Common Stock, of which (i) 584,985 shares will be issued and outstanding, fully paid and nonassessable, (ii) 760,000 shares will be reserved for issuance upon the exercise of the options, (iii) 2,319,155 shares will be reserved for issuance upon the exercise of the Warrants,
         (iv) 20,000 shares will be reserved for issuance upon the conversion of the Class B Common Stock, $0.01 par value (the "Class B Common Stock"), and (v) 13,569,459 shares will be reserved for issuance upon the conversion of the Series B Preferred Stock; and (B) 20,000 shares of Class B Common Stock, of which 20,000 shares will be issued and outstanding, fully paid and nonassessable.

                  (b) Except as set forth in Section 3.4(a) or as otherwise contemplated by the Transaction Documents, as of the date hereof there are no
(i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation or any of its Subsidiaries is or may become obligated to issue or sell any shares of its capital stock or other securities or (ii) preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Corporation or any of its Subsidiaries pursuant to any provision of Law, such Person's Fundamental Documents or any Contract to which such Person, or to the best knowledge of the Corporation, any stockholder thereof is a party; and, except as contemplated by the Transaction Documents and the Related Documents, there is no Lien with respect to the sale or voting of shares of capital or securities of the Corporation or, except with respect to the Liens granted in connection with the transactions contemplated by the Credit Agreement, any of its Subsidiaries (whether outstanding or issuable).

                  (c) All shares of the capital stock and other securities issued by the Corporation and each of its Subsidiaries have been issued in transactions in accordance with applicable state and federal laws and regulations governing the sale and purchase of securities.

3.5      EQUITY INVESTMENTS.

         The Corporation owns all of the issued and outstanding capital stock of La Petite Academy, Inc., a Delaware corporation, LPA Services, Inc., a Delaware corporation, and Bright Start, Inc., a Minnesota corporation. Except as set forth in the immediately preceding sentence, neither the Corporation nor its Subsidiaries owns, directly or indirectly, any capital stock, partnership interest or joint venture interest in, or any security issued by, any other Person.

3.6      OFFERING EXEMPTION.

         Based in part upon the accuracy of the representations of each Purchaser in Article IV, the offering, sale and issuance of the Shortfall Shares, the Advance Purchase Shares, the New Warrants and the Conversion Shares have been, are, and will be, exempt from registration under the Securities Act, and such offering, sale and issuance is also exempt from registration under

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applicable state securities and "blue sky" laws. The Corporation and its
Subsidiaries have made all requisite filings and have taken or will take all action necessary to be taken to comply with such state securities or "blue sky" laws.

3.7      BROKERS.

         The Corporation has not retained any investment banker, broker or finder in connection with the purchase of the Shortfall Shares, the Advance Purchase Shares or the New Warrants.

3.8      DISCLOSURE.

         This Agreement, including the Schedules or Exhibits attached hereto, does not contain any untrue statements of a material fact or omit any material facts necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading as of the date hereof.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

                  As a material inducement to the Corporation to enter into and perform its obligations under this Agreement, each Purchaser, severally and not jointly, represents and warrants to the Corporation as set forth below:

4.1      POWER AND AUTHORITY.

         Such Purchaser has full power and authority to execute and deliver this Agreement. The execution and delivery by such Purchaser of this Agreement and the performance of the obligations of such Purchaser contained herein have been duly authorized by all requisite action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights and subject to general principles of equity.

4.2      NO CONFLICT.

         The execution and delivery by such Purchaser of this Agreement, such Purchaser's consummation of the transactions contemplated hereby and such Purchaser's compliance with the provisions hereof, will not (i) violate any provision of any document or other instrument governing its creation or operation, including any amendments thereto, (ii) violate, conflict with or constitute (with notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration, under, or result in the creation of any encumbrance upon such Purchaser's properties or assets pursuant to, the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument or obligation to which such Purchaser is a party or by which such Purchaser or any of such Purchaser's properties or assets are bound, or (iii) violate any provision of Law applicable to such Purchaser or any of such Purchaser's properties or assets.

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4.3      NO CONSENT OR APPROVAL REQUIRED.

         No permit, authorization, consent or approval of or by, or notification of or filing with, any Person is required to be made or obtained by such Purchaser in connection with such Purchaser's valid authorization, execution, delivery and performance of this Agreement, other than those permits, authorizations, consents, approvals, notifications or filings that have been or will timely be obtained or made, as the case may be.

4.4      INVESTMENT REPRESENTATIONS.

                  (a) Such Purchaser, either individually or in conjunction with its Purchaser Representative (as defined in Rule 501 of the Securities Act), has such knowledge and experience in financial and business matters that he or it is capable of utilizing the information made available to such Purchaser, to evaluate the merits and risks of an investment in the Corporation and to make an informed investment decision with respect thereto. Such Purchaser is aware that the investment in the Securities is highly speculative. Such Purchaser is able, without impairing such Purchaser's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his, her or its investment.

                  (b) Such Purchaser understands and acknowledges that the offering of the Securities has not been considered or approved by any governmental or other entity.

                  (c) Such Purchaser recognizes that an investment in the Corporation involves certain risks, and has taken full cognizance of the risk factors related to the Securities. Such Purchaser has had the opportunity to consult with his, her or its professional, tax and legal advisors with respect to the federal, state, local and foreign income tax consequences of such Purchaser's participation as a holder of the Securities.

                  (d) Such Purchaser understands that there is no public market for the Securities and that the transferability of the Securities is restricted. Such Purchaser will not transfer the Securities acquired by him, her or it hereunder, except in compliance with this Agreement.

                  (e) The Securities issued to such Purchaser were issued for such Purchaser's own account, for investment purposes only and were not acquired with a view towards resale or further distribution. Such Purchaser understands that the Securities have not been registered for sale under the Securities Act or registered or qualified under any applicable state securities Laws and that the Securities issued to such Purchaser cannot be offered for sale or sold by such Purchaser or anyone acting for such Purchaser's account or on such Purchaser's behalf without the registration of the Securities, as applicable, and/or the fulfillment of other regulatory requirements.

                  (f) Such Purchaser further understands that, with respect to the Securities, the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of such Purchaser's Securities only in limited amounts.

                  (g) Neither such Purchaser nor any of its officers, directors or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby and such Purchaser will not have any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                  (h) Such Purchaser acknowledges that it has had the opportunity to review and discuss this Agreement, the other Transaction Documents and the Related Documents with their respective legal and financial counsel.

                  (i) Such Purchaser further understands that the Corporation is entering into this Agreement with such Purchaser in reliance upon such Purchaser's representations to the Corporation contained in this Section 4.4.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1      COVENANTS OF THE CORPORATION.

         The Corporation hereby agrees that LPA Investment may rely on the Corporation's covenant in Article VI of the Stockholders' Agreement concerning Small Business Administration issues as if such Stockholders' Agreement had been executed on the date hereof.

5.2      CONSENTS OF EACH PURCHASER.

                  (a) Each Purchaser hereby agrees to and does consent, in its capacity as a holder of Common Stock and/or a holder of Preferred Stock, as applicable, to the filing of the Certificate of Amendment to COI and Certificate of Amendment to COD with the Secretary of State of the State of Delaware.

                  (b) LPA Investment hereby waives the notice provisions contained in Section 4(l) of the May 1998 Warrant and December 1999 Warrant with respect to the transactions contemplated hereunder.

5.3      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS, ETC.

         All representations and warranties hereunder shall survive the date hereof. Except as otherwise provided herein, all of the Transaction Documents and the Related Documents shall survive indefinitely until, by their respective terms, they are no longer operative.

5.4      INDEMNIFICATION.

                  (a) In addition to all rights and remedies available to the Purchasers at law or in equity, the Corporation shall indemnify the Purchasers and, to the extent any Purchaser expressly agrees in writing with a transferee who acquires the Shortfall Shares, the Advance Purchase Shares the New Warrants or Conversion Shares from such Purchaser, such transferee and each of their respective Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "Indemnified Parties") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys' fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                           (i) any misrepresentation or breach of a representation or warranty on the part of the Corporation under Article III;

                           (ii) without duplication of Section 5.4(a)(i), any misrepresentation in or omission from any of the representations or warranties contained in the Transaction Documents, or any of the Exhibits and Schedules attached thereto, or any of the certificates or other documents furnished to a Purchaser by the Corporation and contemplated by the Transaction Documents;

                           (iii) any nonfulfillment or breach of any covenant or agreement on the part of the Corporation under the Transaction Documents; or

                           (iv) any claim (whenever made) resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status of, or conduct of the business and affairs of, the Corporation and its Subsidiaries, (B) the execution, delivery and performance of this Agreement and the other Transaction Documents and the related documents and agreements contemplated hereby and thereby or (C) any actions taken by or omitted to be taken by any of the Indemnified Parties in connection with this Agreement and the other Transaction Documents or the related documents and agreements contemplated hereby and thereby.

                  (b) Notwithstanding the foregoing, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification pursuant to Section 5.4(a)(iv) resulted primarily out of or was based primarily upon the Indemnified Party's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Corporation herein) by the Indemnified Party, the Corporation shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Corporation shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Corporation reasonably incurred in effecting such recovery, if any.

                  (c) All indemnification rights hereunder shall survive the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated herein and therein indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of such Purchaser and/or any of the other Indemnified Parties or the acceptance by such Purchaser of any certificate or opinion.

                  (d) If for any reason the indemnity provided for in this
Section 5.4 is unavailable to any Indemnified Party or is insufficient to hold each such Indemnified Party harmless from all such Losses arising with respect to the transactions contemplated by the Documents, then the Corporation and the Indemnified Party shall each contribute to the amount paid or payable by such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and such Indemnified Party on the other but also the relative fault of the Corporation and the Indemnified Party as well as any relevant equitable considerations. In addition, the Corporation agrees to reimburse any Indemnified Party upon demand for all reasonable expenses (including legal counsel fees) incurred by such Indemnified Party or any such other person in connection with investigating, preparing or defending any such action or claim. The indemnity, contribution and expense reimbursement obligations that the Corporation has under this Section 5.4 shall be in addition to any liability that the Corporation may otherwise have. The Corporation further agrees that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Party is a formal party to any such lawsuits, claims or other proceedings.

                  (e) Any indemnification of the Purchaser or any other Indemnified Party by the Corporation pursuant to this Section 5.4 shall be effected by wire transfer of immediately available funds from the Corporation to an account designated by the Purchaser or such other Indemnified Party within fifteen days after the determination thereof.

                  (f) By executing this Agreement, the Corporation (a) agrees that no Indemnified Party shall have any liability to the Corporation or its Subsidiaries pursuant to this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby (the "Covered Conduct") except to the extent that a court of competent jurisdiction shall have determined by final judgment, no longer subject to appeal, that the losses resulting from such Covered Conduct primarily resulted from such Indemnified Party's willful misconduct, fraud or gross negligence, (b) agrees that it will not make under any circumstances, nor will it allow its Subsidiaries to make under any circumstances, any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to, the transactions contemplated by and the relationship established by this Agreement, the Transaction Documents, the Related Documents or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection therewith, and (c) waives, releases and agrees not to sue upon, and it agrees to cause its Subsidiaries not to sue upon, any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in any such party's favor.

                  (g) Without the requirement to deliver a Default Notice, this
Section 5.4 shall not apply to any Defaulting Purchaser.

                                   ARTICLE VI

                       SECURITIES LAW COMPLIANCE; LEGENDS

6.1      RESTRICTION ON TRANSFER.

         Subject to having received the prior consent of the Board of Directors of the Corporation and such transferee agreeing to be bound by a confidentiality agreement reasonably acceptable to the Corporation, no Purchaser shall Transfer the Securities except in compliance with the conditions specified in this
Article VI.

6.2      RESTRICTIVE LEGENDS.

                  (a) Each certificate for the Securities shall (unless otherwise provided by the provisions of Section 6.4 but subject to Section 6.2(c)) be stamped or otherwise imprinted with a legend in substantially the following terms:

                  "THE REGISTERED HOLDER HEREOF HAS REPRESENTED TO THE ISSUER OF THE SHARES REPRESENTED HEREBY THAT IT HAS ACQUIRED SUCH SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. ACCORDINGLY, SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT DATED FEBRUARY 10, 2003, AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AMONG THE ISSUER (THE "CORPORATION") AND THE OTHER PARTIES THERETO. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER OBLIGATIONS, EQUITY COMMITMENT OBLIGATIONS. FAILURE TO SATISFY SUCH OBLIGATIONS COULD SUBJECT THE HOLDER OF SUCH SECURITIES TO CERTAIN NEGATIVE EVENTS MORE FULLY DESCRIBED IN SUCH AGREEMENT. COPIES OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST OF THE CORPORATION."

                  (b) In addition to the above, any Conversion Shares issued by the Corporation shall be subject to the terms of the Stockholders Agreement, including, without limitation, the legend requirements set forth in Section 7.5 thereof.

                  (c) Notwithstanding anything to the contrary set forth in
Section 6.3, the second legend set forth in Section 6.2(a) shall be printed on all Securities only until such time as the obligations of the Purchasers in Sections 2.2 are no longer in effect.

6.3      NOTICE OF TRANSFER.

         The holder of any Securities, by its acceptance or purchase thereof, agrees, prior to any Transfer of any such Securities (except pursuant to an effective registration statement), to give written notice to the Corporation of such holder's intention to effect such transfer and agrees to comply in all other respects with the provisions of this Article VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Corporation, shall be accompanied by the written opinion, addressed to the Corporation, of counsel for the holder of such Securities (which counsel shall be reasonably satisfactory to the Corporation), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Corporation) such proposed Transfer does not involve a transaction requiring registration or qualification of such Securities under the Securities Act or the securities laws of any state of the United States. Subject to complying with the other applicable provisions hereof, such holder of Securities shall be entitled to consummate such Transfer in accordance with the terms of the notice delivered by it to the Corporation if the Corporation does not object (on the basis that such transfer violates the provisions of this Article VI) to such transfer within five days after the delivery of such notice. Each certificate or other instrument evidencing the securities issued upon the transfer of any Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in
Section 6.2 unless (a) in such opinion of such counsel registration of future transfer is not required by the applicable provisions of the Securities Act or the securities laws of any state of the United States or (b) the Corporation shall have waived the requirement of such legend.

6.4      REMOVAL OF LEGENDS, ETC.

         Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by Sections 6.1, 6.2(a), and 6.3 upon the transferability of any Securities shall cease and terminate when (a) any such Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or are sold or otherwise disposed of in a transaction contemplated by
Section 6.3 which does not require that the securities transferred bear the legend set forth in Section 6.2(a), or (b) the holder of such Securities has met the requirement of transfer of such Securities pursuant to subparagraph (k) of Rule 144 of the Securities Act. Whenever the restrictions imposed by Sections 6.1, 6.2(a) and 6.3 shall terminate, as herein provided, the holder of any Securities shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2(a) and not containing any other reference to the restrictions imposed by Sections 6.1, 6.2(a) and 6.3.

                                  ARTICLE VII

                                  MISCELLANEOUS

7.1      NO THIRD PARTY BENEFICIARIES.

         Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than (a) the parties hereto and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be, and (b) solely with respect to Section 2.2(e), the Administrative Agent under the Credit Agreement.

7.2      ENTIRE AGREEMENT.

         This Agreement, the Transaction Documents and the Related Documents constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the Securities issued hereunder.

7.3      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto; provided, however, that each Purchaser may assign any of its rights under any of the Transaction Documents and Related Documents to (a) any Affiliate of the Purchaser, (b) any Person who shall acquire substantially all of the Assets of the Purchaser or a majority in voting power of the capital stock of the Purchaser (whether pursuant to a merger, consolidation, stock sale or otherwise), (c) any lender of the Purchaser (or any agent therefor) for security purposes and the assignment thereof by any such lender or agent to any purchaser in connection with the exercise by any such lender or agent of all of its rights and remedies as a secured creditor with respect thereto and (d) any Person to whom the Purchaser shall transfer any Securities in accordance with the terms of the Transaction Documents and Related Documents; provided that no such assignment shall relieve such Purchaser of its obligations hereunder and any transferee shall agree in writing to be bound by this Agreement as a Purchaser.

7.4      COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes. Without limiting the foregoing, the parties acknowledge and agree that any Other Purchaser may execute and deliver a counterpart to this Agreement between the date hereof and the Preemptive Rights Expiration Date.

7.5      NOTICES.

                  (a) All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, facsimile, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                         (i) If to the Corporation, to:

                         LPA Holding Corp.
                         c/o La Petite Academy, Inc.
                         130 South Jefferson St.
                         Chicago, Illinois 60661
                         Attention: Chief Executive Officer
                         Telephone: (312) 798-1200
                         Facsimile: (312) 798-1351

                  with a copy to:

                         O'Melveny & Myers LLP
                         30 Rockefeller Plaza, 27th floor
                         New York, New York 10112
                         Attention: Adam K. Weinstein
                         Telephone: (212) 408-2400
                         Facsimile: (212) 728-5950.

                         (ii) If to LPA Investment, to:

                         LPA Investment LLC
                         c/o J.P. Morgan Partners, LLC
                         1221 Avenue of the Americas
                         New York, New York 10020
                         Attention: Official Notices Clerk
                         Facsimile: (212) 899-3401

                  with a copy to:

                         O'Melveny & Myers LLP
                         30 Rockefeller Plaza, 27th floor
                         New York, New York 10112
                         Attention: Adam K. Weinstein
                         Telephone: (212) 408-2400
                         Facsimile: (212) 728-5950.

                         (iii) If to any Other Purchaser, to the address set forth on the signature page to this Agreement.

                  (b) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery if such day is a Business Day and, if such day is not a Business Day, the first Business Day after the date of such delivery, (iii) in the case of delivery by nationally recognized overnight courier with guaranteed next day delivery, on the first Business Day following dispatch and (iv) in the case of mailing, on the fifth Business Day following such mailing.

7.6      GOVERNING LAW.

         THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

7.7      AMENDMENTS AND WAIVERS.

         No amendment to or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both the Corporation and the Requisite Purchasers. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.8      CONFIDENTIALITY; PUBLICITY.

         The Corporation shall not issue any press release or other public announcement with respect to the Transaction Documents or the transactions contemplated hereby without the prior written consent of the Requisite Purchasers. No Purchaser shall issue any press release or other public announcement with respect to the Transaction Documents or the transactions contemplated hereby without the prior written consent of the Corporation. Each party hereto agrees to keep confidential the transactions contemplated hereby, the terms and conditions of the Transaction Documents, the Related Documents and all information related thereto or provided hereunder, except to the extent (a) necessary to consummate the transactions contemplated hereby or (b) as may be required by Law.

7.9      CERTAIN DEFINITIONS.

                  "Advance Purchase Notice" shall have the meaning set forth in
Section 1.4(b).

                  "Advance Purchase Shares" shall have the meaning set forth in
Section 1.4(b).

                  "Affiliate" means, with respect to any Person, any of (a) a director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall have the meaning set forth in the caption of this Agreement.

                  "Assets" means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

                 "Business Day" means any day excluding Saturday, Sunday and any day on which commercial banks in New York City, New York, are authorized or required by law to close.

                  "Certificate of Amendment to COI" shall have the meaning set forth in Section 1.1.

                  "Certificate of Amendment to COD" shall have the meaning set forth in Section 1.1.

                  "Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series B Preferred Stock, as amended, modified or restated from time to time.

                  "Class A Common Stock" shall have the meaning set forth in the preamble to this Agreement.

                  "Class B Common Stock" shall have the meaning set forth in
Section 3.4(a).

                  "Closing" shall have the meaning set forth in Section 2.1(c).

                  "Common Stock" shall have the meaning set forth in Section 3.4(a).

                  "Contract" means any agreement, contract, license, commitment, lease, indenture or evidence of indebtedness to which the Corporation or any of its Subsidiaries is bound or by which the Assets of the Corporation or any of its Subsidiaries are bound.

                  "Consolidated EBITDAR" shall have the meaning set forth in the Credit Agreement. Consolidated EBITDAR shall be calculated in accordance with the terms set forth in the Credit Agreement.

                  "Conversion Shares" means the Reserved Shares issued upon the conversion of the Shortfall Shares and Advance Purchase Shares and the exercise of the New Warrants, collectively.

                  "Covered Conduct" shall have the meaning set forth in Section 5.4(f).

                  "Credit Agreement" means the Credit Agreement dated as of May 11, 1998, as amended from time to time, among the Corporation, the Subsidiaries of the Corporation, U.S. Bank National Association, as Administrative Agent, and the Lenders thereto

                  "Credit Waivers" shall have the meaning set forth in Section 3.3.

                  "December 1999 Warrant" means the warrant for 22,051 shares of Class A Common Stock issued to LPA Investment on December 15, 1999.

                  "Default Notice" shall have the meaning set forth in Section 2.2(b).

                  "Defaulting Purchaser" shall have the meaning set forth in
Section 1.4(d).

                  "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the "Fundamental Documents" of a corporation would be its charter, including any certificates of designations filed with the applicable Secretary of State, and by-laws.

                  "GAAP" means U.S. generally accepted accounting principles.

                  "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state or local.

                  "Indemnified Parties" shall have the meaning set forth in
Section 5.4(a).

                  "Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Orders of any Governmental Entity.

                  "Lenders" shall have the meaning set forth in the Credit Agreement.

                  "Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale or title retention agreement (including any lease in the nature thereof), proxy, voting trust, voting agreement, charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, or other similar arrangement or interest in real or personal property.

                  "Losses" shall have the meaning set forth in Section 5.4(a).

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, Assets, condition (financial or otherwise), operating results, liabilities or prospects of such Person and its Subsidiaries, if any, taken as a whole.

                  "Maximum Share Amount" shall have the meaning set forth in
Section 1.4.

                  "Maximum Shortfall Share Amount" shall have the meaning set forth in Section 1.2.

                  "May 1998 Warrant" means the warrant for 42,180 shares of Class A Common Stock issued to the LPA Investment on May 11, 1998.

                  "New Warrant Number" means 1,692,423.

                  "New Warrants" shall have the meaning set forth in the preamble to this Agreement.

                  "November 2001 Warrants" means the warrants for 562,500 shares of Class A Common Stock issued to LPA Investment, Lisa Miskimins, and Kathy Shubert, collectively, pursuant to the Securities Purchase Agreement dated November 14, 2001, among the Corporation, LPA Investment and the other parties thereto.

                  "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

                  "Other Stockholder" shall have the meaning set forth in
Section 1.3.

                  "Period" shall have the meaning set forth in Section 1.4(d).

                  "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

                  "Post Preemptive Rights Expiration Date Closing" shall have the meaning set forth in Section 1.7.

                  "Preemptive Notice" means the notice dated on or about the date hereof from the Corporation to the Other Stockholders in the form of Exhibit D attached hereto.

                  "Preemptive Rights Expiration Date" shall have the meaning set forth in Section 1.3.

                  "Preferred Stock" shall have the meaning set forth in Section 3.4(a)(i).

                  "Proceeding" means any action, suit, proceeding, complaint, charge, hearing, inquiry or investigation before or by a Governmental Entity or an arbitrator.

                  "Proportional Percentage" shall have the meaning set forth in
Section 1.4(d).

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the May 11, 1998, as amended, modified or restated from time to time, among the Corporation, LPA Investment and the other Shareholders of the Corporation signatory thereto.

                  "Related Documents" means the Stockholders' Agreement and the Registration Rights Agreement.

                  "Requisite Purchasers" means those Purchasers whose Proportional Percentage at such time is greater than 50% of the Proportional Percentage of all Purchasers at such time.

                  "Reserved Shares" shall have the meaning set forth in Section 1.2.

                  "SBA Sideletter" means the letter from the Corporation to LPA Investment regarding the Corporations compliance with regulations promulgated under the Small Business Investment Act of 1958.

                  "Securities" means (i) the Series B Preferred Stock, (ii) the Conversion Shares, and (iii) the New Warrants, collectively.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series B Preferred Stock" shall have the meaning set forth in the preamble to this Agreement.

                  "Settlement Date" shall have the meaning set forth in Section 1.4(d).

                  "Shortfall" shall have the meaning set forth in Section
1.4(d).

                  "Shortfall Shares" shall have the meaning set forth in Section 1.4.

                  "Stockholders' Agreement" means the Stockholders' Agreement dated as of May 11, 1998, as amended, modified or restated from time to time, among the Corporation, LPA Investment and the other parties thereto.

                  "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  "Transaction Documents" means (a) this Agreement, (b) the New Warrants and (c) the SBA Sideletter.

                  "Transfer" shall be construed broadly and shall include any transfer (whether voluntary, involuntary or by operation of law) of securities or any interest therein, including without limitation, by way of issuance, sale, participation, pledge, gift, bequeath, interstate transfer, distribution, liquidation, merger or consolidation.

                  "Warrants" means, collectively, the May 1998 Warrant, the December 1999 Warrant, the November 2001 Warrants and the New Warrants.

7.10     INCORPORATION OF SCHEDULES AND EXHIBITS.

         The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

7.11     CONSTRUCTION.

         Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

7.12     INTERPRETATION.

         Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all Schedules, Exhibits, Annexes and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles and Sections refer to articles and sections of this Agreement. Similarly, references to Schedules, Exhibits and Annexes refer to schedules, exhibits and annexes, respectively, attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof," "hereto," "hereunder" and words of like import refer to this Agreement. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.13     INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.

7.14     REMEDIES.

         The parties hereto shall each have and retain all other rights and remedies existing in their favor at Law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, the Corporation hereby agrees that in the event the Corporation fails to convey any number of Securities to any Purchaser in accordance with the provisions of this Agreement, such Purchaser's remedy at law may be inadequate. In such event, such Purchaser shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of the Corporation to convey such number of Securities.

7.15     SEVERABILITY.

         It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

7.16     WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

                                         LPA HOLDING CORP.

                                         By: /s/Gary Graves
                                             -----------------------
                                             Name: Gary Graves
                                             Title: President

                                         LPA INVESTMENT LLC

                                         By: /s/ Stephen Murphy
                                             -----------------------
                                             Name: Stephen Murphy
                                             Title: Assistant Secretary

                                SIGNATURE PAGE TO
                          SECURITIES PURCHASE AGREEMENT
                              FOR OTHER PURCHASERS

SIGNATURE OF PURCHASER: ________________________________________________________

NAME OF PURCHASER: _____________________________________________________________

TITLE (IF APPLICABLE): _________________________________________________________

ADDRESS: ______________________________
         (No. & Street)

         ______________________________                    _____________________
         (City, State)                                     (Zip Code)

TELEPHONE NO.:  (____)_________________ - ________________

FACSIMILE NO.:  (____)_________________ - ________________

                                    EXHIBIT A

                                 FORM OF WARRANT

                  THE REGISTERED HOLDER HEREOF HAS REPRESENTED TO THE ISSUER OF THE SHARES REPRESENTED HEREBY THAT IT HAS ACQUIRED SUCH SECURITIES FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION. ACCORDINGLY, SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT DATED FEBRUARY 10, 2003, AS AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME, AMONG THE ISSUER (THE "CORPORATION") AND THE OTHER PARTIES THERETO. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER OBLIGATIONS, EQUITY COMMITMENT OBLIGATIONS. FAILURE TO SATISFY SUCH OBLIGATIONS COULD SUBJECT THE HOLDER OF SUCH SECURITIES TO CERTAIN NEGATIVE EVENTS MORE FULLY DESCRIBED IN SUCH AGREEMENT. COPIES OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST OF THE CORPORATION.

No. of Shares of                                          Warrant No. W-[___]

Class A Common Stock:  [_______]                            February 10, 2003

                                     WARRANT
                       TO PURCHASE CLASS A COMMON STOCK OF
                                LPA HOLDING CORP.

         THIS IS TO CERTIFY THAT [_________], or its registered assigns, is entitled to purchase in whole or in part from time to time from LPA Holding Corp., a Delaware corporation (the "Issuer"), at any time on and after the Effective Date (as hereinafter defined), but not later than 5:00 p.m., New York time, on February 10, 2013 (the "Expiration Date"), shares of Class A Common Stock (as hereinafter defined) at a purchase price of $0.01 per share (the "Exercise Price"), subject to the terms and conditions provided herein and in the Purchase Agreement (as hereinafter defined). The number of shares of Class A Common Stock for which this Warrant shall be exercisable and the Exercise Price are subject to adjustment from time to time as provided herein.

         This Warrant is issued pursuant to the Securities Purchase Agreement dated as of February 10, 2003 (as modified and supplemented and in effect from time to time, the "Purchase Agreement") among the Issuer, LPA Investment LLC, a Delaware limited liability company ("LPA Investment"), and the other parties thereto from time to time.

         SECTION 1.  CERTAIN DEFINITIONS.

                  (a) Each capitalized term used herein without definition shall have the meaning assigned thereto (or incorporated by reference) in the Purchase Agreement.

                  (b) As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Warrant in the singular shall have the same meanings when used in the plural and vice versa):

                  "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, controls, is under common control with, or is owned or controlled by, such specified Person. For purposes of this definition,

                           (i) "control" means, with respect to any specified Person, the power to direct the management or policies of the specified Person through the ownership of voting securities, by contract, voting agreement or otherwise, and

                           (ii) the terms "controlling", "control with" and "controlled by", etc. shall have meanings correlative to the foregoing.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Class A Common Stock" shall mean the Issuer's Class A Common Stock, $.01 par value per share.

                  "Class B Common Stock" shall mean the Issuer's Class B Common Stock, $.01 par value per share.

                  "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock.

                  "Current Market Price" shall mean, as to any security, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., in New York City, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case (i) averaged over a period of 21 days consisting of the day immediately preceding the day as of which "Current Market Price" is being determined and the 20 consecutive Business Days prior to such immediately preceding day and (ii) excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Current Market Price" of such security shall be the fair market value thereof as determined by the Board in good faith, using an appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of any class or series of Common

Stock, a sale of all of the issued and outstanding Common Stock of the Issuer will be assumed, and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants (including the Warrants) then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further, however, that fair market value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists.)

                  "Effective Date" shall mean the date set forth on the first page of this Warrant.

                  "Exercise Notice" shall have the meaning assigned to such term in Section 2(a)(i) hereof.

                  "Exercise Price" shall have the meaning assigned to such term in the first paragraph of this Warrant.

                  "Expiration Date" shall have the meaning assigned to such term in the first paragraph of this Warrant.

                  "Holder" shall mean the registered holder of this Warrant.

                  "include" and "including" shall be construed as if followed by the phrase ", without being limited to,".

                  "Issuer" shall have the meaning assigned to such term in the first paragraph of this Warrant.

                  "Majority Holders" shall mean those Persons holding a majority of the Warrants issued in connection with the Purchase Agreement.

                  "NASDAQ System" shall mean the National Association of Securities Dealers Automated Quotation System.

                  "Person" shall be construed broadly and shall include any natural person, company, partnership, joint venture, corporation, limited liability company, business trust, unincorporated organization or Governmental Entity.

                  "Purchase Agreement" shall have the meaning assigned to such term in the second paragraph of this Warrant.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Stockholders Agreement" shall mean the Stockholders Agreement dated as of May 11, 1998 among the Issuer, LPA Investment and the other signatories thereto, as amended, modified, supplemented or restated and in effect from time to time.

                  "Warrant" shall mean this Warrant originally issued by the Issuer pursuant to the Purchase Agreement and all warrants issued upon transfer, division, or combination of, or in substitution for, this Warrant. All Warrants shall be substantially in the form of Exhibit A attached to the Purchase Agreement except that the Warrants need not bear the legends appearing on the first page of this Warrant from and after such time as the restrictions set forth therein no longer apply.

                  "Warrant Holder" shall mean any Person who acquires Warrants or Warrant Stock pursuant to the provisions of the Purchase Agreement or any Warrant, including any transferees of Warrants or Warrant Stock.

                  "Warrant Stock" shall mean (i) all shares of Class A Common Stock issued or issuable from time to time upon exercise of this Warrant, (ii) all other securities or other property issued or issuable upon any such exercise and (iii) any securities distributed with respect to the securities referred to in the preceding clauses (i) and (ii): provided, however, that the term "Warrant Stock" shall not include shares of Class A Common Stock or other securities following the time such shares or other securities have been sold in a public offering registered under the Securities Act or sold under Rule 144 promulgated thereunder. As used in this Warrant, the phrase "Warrant Stock then held" shall mean Warrant Stock held at the time of determination by the Holder, and shall include Warrant Stock issuable upon exercise of any Warrants held at the time of determination by such Holder.

         SECTION 2.  EXERCISE OF WARRANT.

                  (a) On and after the Effective Date and until 5:00 p.m. in New York City on the Expiration Date, the Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer, at its office maintained for such purpose pursuant to Section 5(a) hereof:

                           (i) a written notice of the Holder's election to exercise this Warrant, which notice shall be substantially in the form of Exhibit A attached hereto and shall be properly completed (the "Exercise Notice"),

                           (ii) payment of the Exercise Price (payable as set forth in Section 2(b) below) for the Warrant Stock as to which this Warrant is being exercised, and

                           (iii) this Warrant.

         Except to the extent necessary to cause the number of shares of Class A Common Stock deliverable as provided in Section 2(b) to be a whole number of shares, this Warrant shall be exercisable in part only for a whole number of shares.

                  (b) At the option of the Holder, the Exercise Price shall be payable

                           (i) in cash or by certified or official bank check payable to the order of the Issuer; or

                           (ii) by delivery of this Warrant to the Issuer for cancellation in accordance with the further provisions of this Section 2(b).

In exchange for the portion of this Warrant that is being exercised at such time, the Holder shall receive the number of shares of Class A Common Stock determined by multiplying (A) the number of shares of Class A Common Stock for which this Warrant is being exercised at such time by (B) a fraction, (1) the numerator of which shall be the difference between (x) Current Market Price per share of Class A Common Stock at such time and (y) the Exercise Price per share of Class A Common Stock, and (2) the denominator of which shall be the Current Market Price per share of Class A Common Stock at such time. The Issuer shall issue a new Warrant for the portion, if any, of this Warrant not being exercised as provided in Section 2(f).

                  (c) Subject to the provisions of Section 2(d), upon receipt of an Exercise Notice, the aggregate Exercise Price payable and this Warrant, the Issuer shall, as promptly as practicable and in any event within five (5) Business Days thereafter, issue one or more stock certificates representing the aggregate number of shares of Class A Common Stock to which the Holder is entitled and transfer to the Holder of this Warrant appropriate evidence of ownership of other securities or property (including any cash) to which the Holder is entitled, in such denominations, and registered or otherwise placed in, or payable to the order of, such name or names, as may be directed in writing by the Holder, and shall deliver such stock certificates, evidence of ownership and any other securities or property (including any cash) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share (or fractional interest in any other security), as hereinafter provided. The Issuer shall pay all expenses in connection with, and any and all documentary, stamp or similar issue or transfer taxes of the United States or any state thereof payable in respect of, the issue or delivery of the Warrant Stock upon exercise of this Warrant. However, the Issuer shall not be required to pay any tax or other charge imposed in connection with any assignment or transfer involved in the issue of any certificate or other evidence of ownership of Warrant Stock.

                  (d) The Holder's election to exercise this Warrant may, in the sole discretion of the Holder, be conditioned upon, and in such event, the exercise shall be subject in all respects to, the consummation of a sale of the Issuer, the public offering of any class of the Issuer's Common Stock registered under the Securities Act or other similar transaction involving the Issuer, as specified in the Exercise Notice. If any exercise of this Warrant is so conditioned, then, subject to delivery of the items required by Section 2(c), the Issuer shall deliver the certificates and other evidence of ownership of other securities or other property in such manner as the Holder shall direct as required in connection with the consummation of the transaction upon which the exercise is conditioned. At any time that the Holder shall give notice to the Issuer that such transaction has been abandoned or the Holder has withdrawn from participation in such transaction, the Issuer shall return the items delivered pursuant to Section 2(c) and the Holder's election to exercise this Warrant shall be deemed rescinded.

                  (e) The stock certificate or certificates or other evidence of ownership of Warrant Stock to be delivered pursuant to Section 2(c) hereof shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall, to the extent permitted by law, be deemed to have become a holder of record of the Warrant Stock represented thereby, including having the right to vote any voting securities included therein or to consent or to receive notice as a shareholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid, (subject, in the case of any exercise to which Section 2(d) applies, to the consummation of the transaction upon which such exercise is conditioned) notwithstanding that the transfer books of the Company shall then be closed or that such certificates or other evidence of ownership shall not then actually have been delivered to the Holder.

                  (f) If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates or other evidence of ownership of Warrant Stock, execute and deliver to the Holder, without charge, a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, except for any legend hereon to the extent no longer required pursuant to the Purchase Agreement or the Stockholders Agreement.

                  (g) The Issuer shall not be required to issue any fractional share of Class A Common Stock (or fractional interest in any other security) upon exercise of this Warrant. As to any fraction of a share (or fractional interest in any other security) that the Holder would otherwise be entitled to receive upon such exercise, the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Class A Common Stock (and/or other security) on the date of exercise; provided, however, that in the event that the Issuer undertakes a reduction in the number of shares of Class A Common Stock or other securities outstanding, it shall be required to issue fractional shares or fractional interests in such other securities to the Holder if the Holder exercises all (but not part) of this Warrant, unless the Holder shall have consented in writing to such reduction and provided the Issuer with a written waiver of its right to receive fractional shares or interests in accordance with this paragraph. If the Holder shall exercise more than one Warrant in the same transaction, any payment in respect of fractional shares (or other fractional interests) shall be based on the final fraction resulting from aggregating all such exercises.

                  (h) The Issuer hereby agrees at all times to keep reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares (or treasury shares) of Class A Common Stock or other securities of the Issuer from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares and other securities shall be duly authorized and, when issued upon exercise of this Warrant in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (except to the extent of any applicable provisions set forth in the Purchase Agreement or Stockholders' Agreement) and free and clear of all preemptive or similar rights.

                  (i) If the issuance of any shares of Class A Common Stock or other securities required to be reserved for purposes of the exercise of this Warrant requires the registration with, or approval of, any governmental authority or requires listing on any national securities exchange or national market system before such shares or other securities may be so issued, the Issuer shall at its expense use its best efforts to cause such shares to be duly registered, approved or listed, as the case may be, so that such shares or other securities may be issued in accordance with the terms hereof; provided, however, that this provision shall not obligate the Issuer to register such shares or other securities under the Securities Act or qualify them under state securities or blue sky laws.

         SECTION 3.  TRANSFER, DIVISION AND COMBINATION.

                  (a) This Warrant may not be Transferred other than in accordance with Section 6.3 of the Purchase Agreement.

                  (b) This Warrant may be exchanged for, or combined with, other Warrants upon presentation of this Warrant and any other Warrants with which this Warrant is to be combined to the Issuer, together with a written notice specifying the denominations in which a new Warrant or Warrants are to be issued, signed by the Holder. The Issuer shall execute and deliver a new Warrant or Warrants to the Holder in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Issuer shall maintain books for the registration and transfer of the Warrants, and shall allow each Warrant Holder to inspect such books at such reasonable times as such holder shall request.

         SECTION 4.  ADJUSTMENTS.

                  (a) Dividends and Distributions. If at any time the Issuer shall pay any dividend or make any other distribution to holders of its Class A Common Stock of any cash, evidence of indebtedness or other property (including any rights or warrants to purchase any securities of the Issuer) of any nature whatsoever (other than as contemplated by Section 4(b), the Issuer shall at the same time pay or distribute to the Holder (whether or not the Holder exercises this Warrant) the cash, evidence of indebtedness or other property the Holder would have been entitled to receive if such Holder had exercised this Warrant immediately prior to the record date for such dividend or distribution.

                  (b) Subdivisions and Combinations. If at any time the Issuer shall

                           (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock;

                           (ii) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                           (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then immediately after the occurrence of any such event (A) the number of shares of Class A Common Stock issuable upon exercise of this Warrant shall be adjusted so as to equal the number of shares of Class A Common Stock the Holder would have held immediately after the occurrence of such event (in the case of an event referred to in clause (i), after giving effect to such dividend or distribution) if the Holder had exercised this Warrant immediately prior to the occurrence of such event and (B) the Exercise Price shall be adjusted to be equal to (x) the Exercise Price immediately prior to the occurrence of such event multiplied by (y) a fraction (1) the numerator of which is the number of shares of Class A Common Stock issuable upon exercise of this Warrant immediately prior to the adjustment in clause (A) and (2) the denominator of which is the number of shares of Class A Common Stock issuable upon exercise of this Warrant immediately after the adjustment in clause (A).

                  (c) Merger, Consolidation or Disposition of Assets. If the Issuer shall merge, consolidate or effect a share exchange with another entity, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another entity and pursuant to the terms of such merger, consolidation, share exchange or disposition of assets, cash, shares of common stock or other securities of the successor or acquiring entity, or property of any nature is to be received by or distributed to the holders of Common Stock, then the Holder shall be entitled to receive in respect of the Warrant Stock issuable upon exercise of this Warrant, the amount of cash, shares of common stock, other securities or other property that it would have been entitled to receive if such Holder had exercised this Warrant in full immediately prior to the occurrence of such merger, consolidation, share exchange or disposition of assets. In the case of any such merger, consolidation, share exchange or disposition of assets, the successor or acquiring entity (and any Affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board and reasonably acceptable to the Majority Holders) in order to provide for adjustments of the Warrant Stock issuable upon exercise of this Warrant that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. The foregoing provisions shall similarly apply to successive mergers, consolidations, share exchanges and dispositions of assets.

                  (d) Capital Reorganization or Capital Reclassification. If the Issuer shall effect any capital reorganization or any reclassification of its capital stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), then in each case the Issuer shall cause effective provision to be made so that this Warrant shall be exercisable for the kind and number of shares of stock, other securities, cash or other property to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled upon such reorganization or reclassification and any such provision shall include adjustments in respect of such stock, securities or other property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 with respect to this Warrant.

                  (e) Other Action Affecting Common Stock. If at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than any action described in this Section 4, then, unless such action will not have an adverse effect upon the Holder's rights, the number of shares of Warrant Stock issuable upon exercise of this Warrant and the Exercise Price shall be adjusted in such manner and at such time as the Board shall in good faith determine (such determination to be reasonably acceptable to the Majority Holders) to be equitable in the circumstances, but no such adjustment shall decrease the number of shares of Warrant Stock issuable upon exercise of this Warrant or increase the Exercise Price.

                  (f) Notice of Adjustments. Whenever the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be adjusted pursuant to this Agreement, the Issuer shall forthwith obtain a certificate signed by a firm of independent accountants of recognized national standing selected by the Issuer setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and specifying the number of shares of Warrant Stock issuable upon exercise of this Warrant after giving effect to such adjustment. The Issuer shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Issuer shall keep at its office maintained for purposes of Section 5(a) hereof copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of a Warrant designated by the registered Holder hereof.

                  (g) No Impairment. The Issuer will not, by amendment of its Fundamental Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Issuer, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

                  (h) Miscellaneous. The computations of all amounts under this
Section 4 shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 4 have previously been made so as to maintain the relative economic interest of this Warrant vis a vis all other securities issued by the Issuer.

                  (i) Par Value. The Issuer shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Class A Common Stock is at all times less than or equal to the Exercise Price.

                  (j) Minimum Adjustment of Exercise Price. No adjustment of the Exercise Price shall be made in an amount of less than 10% of the Exercise Price in effect at the time of such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 10% of such Exercise Price; provided, however, that all carried forward adjustments shall be made on the exercise of the Warrant.

         SECTION 5. MISCELLANEOUS.

                  (a) Office of Issuer. So long as this Warrant remains outstanding, the Issuer shall maintain an office in the continental United States where the Warrants may be presented for exercise, transfer, division or combination as provided in this Warrant. Such office shall be at 130 South Jefferson, Chicago, Illinois 60661, unless and until the Issuer shall designate and maintain some other office for such purposes and give notice thereof to the Holder.

                  (b) Notices Generally. Any notices and other communications pursuant to the provisions hereof shall be sent in accordance with the provisions of Section 7.5 of the Purchase Agreement.

                  (c) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws rules. The Issuer agrees that it may be served with process in the State of New York and any action for breach of this Warrant may be prosecuted against it in the courts of such State or any Federal court located in such State.

                  (d) Limitation of Liability. Except as otherwise provided herein, this Warrant does not entitle the Holder to any voting rights or other rights of a shareholder of the Issuer, as a shareholder. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Class A Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Issuer, whether such liability is asserted by the Issuer, by any creditor of the Issuer or any other Person.

                  (e) Loss or Destruction of Warrant. Upon receipt by the Issuer of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction), if requested by the Issuer, of reasonably satisfactory indemnification (if the Holder is a financial institution or an Affiliate thereof, its own agreement being satisfactory), or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Issuer shall, without charge, execute and deliver a new Warrant exercisable for the same amount of Warrant Stock.

                  (f) Amendments and Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Issuer and the Majority Holders (provided than no amendment that treats a particular Holder in a non-ratable, discriminatory fashion shall be effective against such Holder without its consent) and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                                    * * * * *

                  IN WITNESS WHEREOF, the Issuer has caused this Warrant to be executed by its duly authorized officers and the Warrant to be dated as of the date first set forth above.

                                                   LPA HOLDING CORP.

                                                   By: _________________________
                                                       Name:
                                                       Title:

                              EXHIBIT A TO WARRANT

                             FORM OF EXERCISE NOTICE

                (To be executed by the registered holder hereof)

                  The undersigned registered owner of this Warrant exercises this Warrant for the purchase of ________ shares of Class A Common Stock of LPA Holding Corp., a Delaware corporation, and herewith makes payment therefor of $__________ (such payment being made [check one] (x) [ ] in cash or by certified or official bank check or (y) [ ] by acceptance of a reduced number of shares of Class A Common Stock upon cancellation of this Warrant as provided in Section 2(b) of this Warrant, all on the terms and conditions specified in this Warrant, and requests that

                  (a) certificates and/or other instruments covering such shares of Class A Common Stock be issued in accordance with the instructions given below and

                  (b) if such shares of Class A Common Stock shall not include all of the shares of Class A Common Stock to which the Holder is entitled under this Warrant, that a new Warrant for the unpurchased balance of the shares of Class A Common Stock issuable hereunder be delivered to the undersigned. References in this Exercise Notice to "Class A Common Stock" shall include other securities or other property to the extent included in Warrant Stock.

                  The undersigned agrees that the shares to be issued upon exercise of this Warrant may not be offered, sold, assigned, pledged, hypothecated or otherwise transferred or disposed of except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, and applicable provisions of state securities laws.

                  [This Exercise Notice is being delivered contingent upon the consummation of [describe transaction] as contemplated by Section 2(d) of this Warrant].*

Dated: _________________

                                           ____________________________________
                                           (Signature of Registered Holder)**

Instructions for issuance and
registration of shares of
Class A Common Stock:

---------------------
*    Include if applicable.

**   The signature must correspond with the name as written upon the face of the attached warrant in every particular, without alteration.

______________________________      Social Security or Other
Name of Registered Holder           Identifying Number:_______________________
(please print)

Please deliver certificate to
the following address:

_____________________________
Street

_____________________________
City, State and Zip Code

                                    EXHIBIT B

                     FORM OF CERTIFICATE OF AMENDMENT TO COI

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                LPA HOLDING CORP.

         LPA Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as set forth below.

         A. The name of the Corporation is LPA Holding Corp. The corporation was duly incorporated in the State of Delaware on April 1, 1993. The original name of the corporation was VESTAR/LPA Investment Corp.

         B. Pursuant to Sections 228(e) and 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation amends the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as set forth below:

         Article Fourth is hereby amended by deleting the first sentence and substituting the following language in lieu thereof:

         "The total number of shares of all classes of stock which this corporation shall have the authority to issue is 31,145,000 consisting of 17,480,000 shares of Class A Common Stock, $0.01 par value (hereinafter referred to as "Class A Common Stock"); 20,000 shares of Class B Common Stock, $0.01 par value (hereinafter referred to as "Class B Common Stock" and, collectively with the Class A Common Stock, the "Common Stock"); and 13,645,000 shares of Preferred Stock, $0.01 par value (hereinafter referred to as the "Preferred Stock"), the rights, preferences and limitations of which shall be determined by the Board of Directors."

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned duly authorized officer of LPA Holding Corp. has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on behalf of LPA Holding Corp. on _______________, 2003.

                                       By: ______________________________
                                           Name: Gary A. Graves
                                           Title: President

                                    EXHIBIT C

                     FORM OF CERTIFICATE OF AMENDMENT TO COD

                            CERTIFICATE OF AMENDMENT

                                     TO THE

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

        SERIES B CONVERTIBLE REDEEMABLE PARTICIPATING PREFERRED STOCK OF

                                LPA HOLDING CORP.

                         (PURSUANT TO SECTION 151 OF THE
                         DELAWARE GENERAL CORPORATE LAW)

                  The undersigned, being a duly authorized officer of LPA HOLDING CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted on February 10, 2003 by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware.

                           RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article Fourth of the Corporation's Amended and Restated Certificate of Incorporation, as amended, the Certificate of Designations, Preferences and Rights of the Series B Convertible Redeemable Participating Preferred Stock of the Corporation (the "Certificate of Designations") as filed with the Secretary of State of the State of Delaware on November 14, 2001 be, and it hereby is, amended as follows:

                  A. Section 1. Section 1 of the Certificate of Designations is hereby deleted in its entirety and the following Section 1 inserted in replacement thereof:

                           "1. Number and Designation.

                           Pursuant to the Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Redeemable Participating Preferred Stock dated February 10, 2003, this series shall consist of 13,600,000 preferred shares in the Corporation and shall be designated the Series B Convertible Redeemable Participating Preferred Stock (the "Convertible Preferred Stock")"

                  B. Warrants. The definition of "Warrants" in Section 9 of the Certificate of Designations is hereby deleted in its entirety and the following definition of "Warrants" inserted in replacement thereof:

                           "Warrants" means, collectively, (a) the Warrant to purchase 42,180 shares of Class A Common Stock of the Corporation issues to LPA Investment on May 11, 1998, (b) the Warrant to purchase 22,051 shares of Class A Common Stock of the Corporation issued to LPA Investment on December 15, 1999, (c) the Warrant to purchase 562,500 shares of Class A Common Stock issued to the purchasers of Convertible Preferred Stock, and (d) the Warrant to purchase 1,692,423 shares of Class A Common Stock issued to the "Purchasers" as defined in the Securities Purchase Agreement dated on or about February 10, 2003 among the Corporation, LPA Investment, and the other signatories thereto, if any, from time to time."

                                     * * * *

         IN WITNESS WHEREOF, this amendment to the Certificate of Designation is executed on behalf of the Corporation by its President this ___ day of ___________, 2003.

                              By: ______________________________
                                  Name: Gary A. Graves
                                  Title: President

                                    EXHIBIT D

                            FORM OF PREEMPTIVE NOTICE

                                LPA HOLDING CORP.
                           130 SOUTH JEFFERSON STREET
                             CHICAGO, ILLINOIS 60661

                                                              February ___, 2003

To the Stockholders of
LPA Holding Corp.:

                         Preemptive Rights Offer Letter

         LPA Holding Corp., a Delaware corporation (the "Corporation"), is seeking commitments to purchase up to 6,669,734 shares of its Series B Convertible Redeemable Participating Preferred Stock, $.01 par value (the "Series B Preferred Stock"). Each share of Series B Preferred Stock is being offered at a price per share equal to $2.174. Each stockholder of the Corporation who commits to purchase the Series B Preferred Stock in accordance with the terms hereof will be issued a warrant (the "Warrants") to acquire shares of Class A Common Stock of the Corporation, $.01 par value, at an exercise price of $.01 per share.

         Attached hereto as Exhibit A is the Certificate of Designations of the Series B Preferred Stock (the "Series B Certificate") setting forth the rights and preferences thereof. Attached hereto as Exhibit B is the Securities Purchase Agreement dated as of February 10, 2003 (the "Purchase Agreement"), among the Corporation and LPA Investment, LLC ("LPA Investment"), setting forth the terms of the proposed sale and purchase of the Series B Preferred Stock and the issuance of the Warrants. Attached hereto as Exhibit C is the form of the Warrant.

         Each stockholder of the Corporation shall be entitled to commit to purchase up to its respective Common Stock Percentage (as defined in the Stockholders Agreement dated May 11, 1998, among the Corporation, Vestar/LPT Limited Partnership, LPA Investment, and the other stockholders listed therein) of the shares of Series B Preferred Stock being offered on the terms set forth in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, LPA Investment has already committed to purchase its Common Stock Percentage of the Series B Preferred Stock being offered by the Corporation plus any shares of Series B Preferred Stock not being committed to by the other stockholders of the Corporation.

         This offer will remain open to all stockholders until ______________, 2003.

         Please indicate whether you will exercise your right to commit to purchase your Common Stock Percentage (or some lesser amount) of shares of Series B Preferred Stock by signing below in the appropriate column and inserting the number of shares of Series B Preferred

Stock you commit to purchase. This letter should be returned to David J. D'Urso at O'Melveny & Myers LLP (fax: 212-728-5950) on or prior to _______________,
2003.

         Each stockholder is hereby notified under Section 228(e) of the General Corporation Law of the State of Delaware (the "DGCL") that, pursuant to Section 228(a) of the DGCL, the Corporation (a) has amended (the "Amendments") its Amended and Restated Certificate of Incorporation in the form of Exhibit D attached hereto and the Series B Certificate in the form of Exhibit E attached hereto, and (b) has elected (the "Election") Stephen P. Murray, Mitchell Blutt, Kevin O'Brien, Robert E. King, Gary A. Graves, Terry D. Byers, and Ronald L. Taylor as all of the members of its Board of Directors. Each stockholder by signing below ratifies, confirms, adopts and approves the Amendments and the Election.

                                   LPA HOLDING CORP.

By signing below, I hereby ELECT TO       By signing below, I hereby elect NOT
EXERCISE preemptive rights to commit      to exercise rights to commit to
to purchase shares of Series B            purchase shares of Series B Preferred
Preferred Stock of the Corporation        Stock of the Corporation pursuant to
pursuant to the Preemptive Offer          the Preemptive Offer Letter
Letter dated _______________,2003.        dated_______________,2003.

________________________________________  ______________________________________
           (Sign Here)                                (Sign Here)

________________________________________  ______________________________________
    (Print Name of Person Signing)              (Print Name of Person Signing)

________________________________________  ______________________________________
(Print Name of Applicable Stockholder)    (Print Name of Applicable Stockholder)

Number of shares of Series B Preferred
Stock stockholder desires to commit to
purchase (if less than the Common Stock
Percentage):

________________________________________
(If left blank, the above number will be such stockholder's Common Stock
Percentage)